EXHIBIT 10.1
Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.
SETTLEMENT AGREEMENT
between
EURODIF S.A., AREVA NC AND AREVA NC INC.
(“Respondents”)
and
USEC INC. AND
UNITED STATES ENRICHMENT CORPORATION
(“Petitioners”)

SETTLEMENT AGREEMENT
     This Settlement Agreement (“Agreement”) is entered into as of the 15th day of May, 2009 (the “Effective Date”) by and between, on the one side, Eurodif S.A., a limited liability company organized under the laws of France, AREVA NC, a limited liability company organized under the laws of France, and AREVA NC Inc., a corporation organized under the laws of Delaware (collectively, “Respondents”), and, on the other side, USEC Inc., a corporation organized under the laws of Delaware, and United States Enrichment Corporation, a corporation organized under the laws of Delaware (collectively, “Petitioners”) (each side being sometimes referred to herein individually as a “Party” and both sides being sometimes referred to herein as the “Parties”).
W I T N E S S E T H:
     WHEREAS, in 2000 the Department of Commerce (the “Commerce Department”) and the U.S. International Trade Commission (“ITC”) initiated antidumping, countervailing duty, and injury investigations regarding imports of low enriched uranium (“LEU”) from France;
     WHEREAS, in 2002, as a result of these investigations the Commerce Department made affirmative determinations of dumping and subsidization and the ITC found that Petitioners had been injured by imports of LEU from France (and other countries), and the Commerce Department thereafter imposed antidumping and countervailing duty orders on imports of French LEU and commenced collecting cash deposits of estimated duties on such imports;
     WHEREAS, the Respondents subsequently filed appeals in the U.S. Court of International Trade (“CIT”) challenging the orders;

     WHEREAS, from 2003 through 2006, the Commerce Department conducted administrative reviews of imports entered during the first, second and third periods of review under the antidumping and countervailing orders and made final antidumping and countervailing duty determinations with respect to those imports;
     WHEREAS, both Respondents and Petitioners appealed the results of one or more of those administrative reviews to the CIT;
     WHEREAS, Respondents successfully appealed the Commerce Department’s imposition of a countervailing duty order against LEU from France, which the Commerce Department revoked on May 25, 2007 for all entries effective May 14, 2001;
     WHEREAS, in 2007, the Commerce Department and the ITC completed five-year “sunset reviews” of the antidumping order, which resulted in continuation of the order, and Respondents appealed those determinations;
     WHEREAS, at the request of the Parties, the CIT deferred any further action on the foregoing appeals pending the outcome of appeals on certain general issues related to the antidumping order;
     WHEREAS, both Respondents and Petitioners subsequently agreed with the Commerce Department to defer administrative reviews with respect to the fourth and sixth periods of review under the antidumping order pending the outcome of the appeals on the general issues;
     WHEREAS, there was no administrative review of entries in the fifth period of review;
     WHEREAS, the appeals of the general issues have now been resolved and, at the request of the Petitioners, the Commerce Department on March 24, 2009 initiated antidumping administrative reviews of entries in the fourth, sixth and seventh periods of review, and the CIT has issued, or will soon issue, scheduling orders for the appeals now pending before it regarding the initial imposition of the antidumping order, the first three antidumping administrative reviews, and the ITC’s sunset review determination;
     WHEREAS, the outcomes of the pending appeals concerning the antidumping order, the sunset reviews and the administrative reviews are uncertain, and could result in the revocation of the order or significant changes in the amounts of antidumping duties paid on imports of French LEU; and
     WHEREAS, Respondents and Petitioners have determined that it is in the mutual interest of the Parties, as well as to the benefit of their respective customers, workers, and communities, to arrive at the settlement contained herein;
     NOW, THEREFORE, the Parties hereby agree as follows:
ARTICLE 1 — DEFINITIONS
For purposes of this Agreement, the following terms and expressions, when used with initial capitalization, shall have the meanings assigned to them hereunder and cognate expressions shall have corresponding meanings.
These definitions are intended to supplement and not to replace any definitions contained in any of the documents incorporated by reference herein, but in case of any conflict or inconsistencies, the definitions appearing herein below shall prevail.

References to the term “Agreement” shall be interpreted to include the appendices attached hereto unless such appendices are expressly excluded, but shall not include the purchase agreement entered into pursuant to Article 5 of this Agreement.
Where any term appears in this Agreement with initial capitalization that is not defined herein or in any amendment, modification or supplement hereto agreed by the Parties after the Effective Date, then that term shall have the meaning commonly used in the U.S. nuclear industry at the date of signing of this Agreement.
1.1 “Administrative Review” shall mean a proceeding under Section 751(a) of the Tariff Act of 1930, 19 U.S.C. § 1675(a), to review and determine the amount, if any, of antidumping duties owed under the Order.
1.2 “Business Day” means a day that is not a Saturday, Sunday or U.S. Legal Holiday (which is a day for which employees of the United States Federal government are excused from work with pay pursuant to a Federal statute or executive order). Unless qualified by the term “Business,” references in this Agreement to “day” or “days” refer to a calendar day or days, respectively.
1.3 “Byrd Amendment” shall mean the Continued Dumping and Subsidy Offset Act of 2000, Section 754 of the Tariff Act of 1930, as amended, 19 U.S.C. § 1675c.
1.4 “Constituent Entities” shall mean, with respect to Respondents, each of Eurodif S.A., AREVA NC, and AREVA NC Inc., and with respect to Petitioners, each of USEC Inc. and United States Enrichment Corporation.
1.5 “Effective Date” shall have the meaning ascribed to that term on the first page of this Agreement.

1.6 “Order” shall mean the Notice of Amended Final Determination of Sales at Less Than Fair Value and Antidumping Duty Order: Low Enriched Uranium from France, 67 Fed. Reg. 6680 (Feb. 13, 2002).
1.7 “Sunset Review” shall mean a proceeding under Section 751(c) of the Tariff Act of 1930, 19 U.S.C. § 1675(c), to determine whether revocation of the Order would be likely to lead to a continuation or recurrence of dumping or of material injury.
ARTICLE 2 — TERM
This Agreement shall be effective as of the Effective Date and shall remain in force until all obligations of the Parties are fulfilled.
ARTICLE 3 — TERMINATION OF APPEALS AND PROCEEDINGS
The Parties shall take the steps set forth in Appendix A to discontinue pursuit of certain pending and future litigation and proceedings regarding the Order.
ARTICLE 4 — ALLOCATION OF BYRD DISBURSEMENTS AND CASH DEPOSIT REFUNDS
As more fully described in Appendix B, Petitioners shall be entitled to, and shall retain the USEC Payment Amount ($70,900,000) from Byrd Disbursements (as defined in Appendix B) that are made to Petitioners as a result of the liquidation of the entries on the Confidential Listing of Entries (as defined in Appendix B) following the termination of appeals and proceedings in accordance with Article 3. Respondents are entitled to, and shall receive, one hundred percent (100%) of the amount by which the sum of all Byrd Disbursements exceeds the USEC Payment Amount. The Parties shall comply with the procedures in Appendix B to implement this allocation of Byrd Disbursements.

ARTICLE 5 — PURCHASE COMMITMENT
As a condition to execution and delivery of this Agreement by Petitioners and contemporaneous with the execution of this Agreement, Eurodif S.A. shall contemporaneously enter into a separate purchase agreement with United States Enrichment Corporation with respect to certain LEU to be supplied by United States Enrichment Corporation on the terms and conditions described in Appendix C. Aside from the foregoing obligations to duly execute and deliver the purchase agreement referred to in this Article 5, the provisions of this Agreement (including, but not limited to, the limitations of liability in Article 7) shall not apply to such separate purchase agreement.
ARTICLE 6 — REPRESENTATIONS AND COVENANTS
6.1 Petitioners’ Representations. Petitioners jointly and severally represent to Respondents as follows:
     (a) This Agreement is a valid and binding obligation of each and both of the Petitioners enforceable against them in accordance with its terms.
     (b) Petitioners have obtained all necessary corporate approvals required to engage in the transactions contemplated by this Agreement.
     (c) The execution, delivery and performance by each Petitioner of this Agreement and the consummation of the transactions contemplated hereby do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any governmental authority or any other person, and do not contravene any applicable law, the corporate charter or bylaws or other organizational documents of any Petitioner or any agreement or order by which any Petitioner or any Petitioner’s property is bound.

     (d) For the avoidance of doubt, no representation or warranty is made hereunder in respect of, or otherwise relating to, the separate purchase agreement referenced in Article 5 hereof.
6.2 Respondents’ Representations. Respondents jointly and severally represent to Petitioners as follows:
     (a) This Agreement is a valid and binding obligation of each and all of the Respondents enforceable against them in accordance with its terms.
     (b) Respondents have obtained all necessary corporate approvals required to engage in the transactions contemplated by this Agreement.
     (c) The execution, delivery and performance by each Respondent of this Agreement and the consummation of the transactions contemplated hereby do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any governmental authority or any other person, and do not contravene any applicable law, the corporate charter or bylaws or other organizational documents of any Respondent or any agreement or order by which any Respondent or any Respondent’s property is bound.
     (d) For the avoidance of doubt, no representation or warranty is made hereunder in respect of or otherwise relating to the separate purchase agreement referenced in Article 5 hereof.
6.3 Authority, Joint and Several Liability.
     (a) Eurodif S.A., AREVA NC, and AREVA NC Inc. shall each be jointly and severally liable for all of the obligations of Respondents under this Settlement Agreement.

     (b) Eurodif S.A. shall have authority to exercise the rights of, and meet the obligations of, Respondents under this Agreement and Petitioners are not obligated to comply with any directions, orders or requests from AREVA NC or AREVA NC Inc. under this Agreement. Any act or omission by Eurodif S.A. pursuant to, or in connection with, this Agreement shall be binding on AREVA NC and AREVA NC Inc. as if such act or omission was the direct result of their acts or failure to act; provided, however, that following the due execution and delivery by Eurodif S.A. of the Purchase Agreement between Eurodif S.A. and United States Enrichment Corporation referenced in Article 5 hereof, the Parties for the avoidance of doubt acknowledge that acts or omissions by Eurodif S.A. pursuant to, or in connection with, such Purchase Agreement do not constitute acts or omissions by Eurodif S.A. “pursuant to, or in connection with, this Agreement” for purposes of the preceding clause.
6.4 Authority, Joint and Several Liability
     (a) USEC Inc. and United States Enrichment Corporation shall each be jointly and severally liable for all of the obligations of Petitioners.
     (b) USEC Inc. shall have authority to exercise the rights of, and meet the obligations of, Petitioners under this Agreement, and Respondents are not obligated to comply with any directions, orders or requests from United States Enrichment Corporation under this Agreement. Any act or omission by USEC Inc. pursuant to, or in connection with, this Agreement shall be binding on United States Enrichment Corporation as if such act or omission was the direct result of its acts or failure to act.

ARTICLE 7 — LIMITATION OF LIABILITY
7.1 Nature of Limitation. Neither Party shall be liable to the other Party for any incidental, consequential, special, exemplary, penal, indirect or punitive damages of any nature arising out of or relating to the performance or breach of this Agreement including, but not limited to, loss of revenue, loss of business opportunities or loss of anticipated profits; provided, however, that nothing herein shall limit the liability of a Party (the “Liable Party”) for (i) costs (including attorneys’ fees) reasonably incurred by a Party to compel the Liable Party’s compliance with its obligations under this Agreement; (ii) the amounts the Liable Party is obligated to remit to the other Party, including interest (where applicable) under Appendix B, as well as any costs (including attorneys’ fees) reasonably incurred to collect such amounts from the Liable Party; or (iii) any costs, expenses, penalties, damages, charges, prices or fees for which the Liable Party is responsible under Appendix A or B. Expenses, penalties or other charges incurred by a Party that are expressly reimbursable hereunder by the other Party under a reimbursement or indemnification obligation shall not be considered “damages” for purposes of this Article 7.
7.2 Scope of Limitation. The provisions of this Article and of the other Articles of this Agreement that provide for limitation or protection against liability of a Party shall (a) also protect such Party’s agents, and, to the extent they are acting on behalf of such Party, such Party’s affiliates, contractors, subcontractors, suppliers and vendors of every tier; (b) apply to the full extent permitted by law and regardless of fault; and (c) survive suspension of this Agreement, as well as the fulfillment of the obligations of the Parties hereunder.

ARTICLE 8 — ENTIRE AGREEMENT; TERMINATION OF PRIOR AGREEMENTS
The terms and conditions set forth in this Agreement are intended by Respondents and Petitioners to constitute the final, complete and exclusive statement of their agreement, and all prior proposals, communications, negotiations, understandings, representations, contracts and agreements, whether oral or written, relating to the subject of this Agreement (the “Prior Agreements”) are hereby terminated and superseded, except for: the Purchase Agreement between Eurodif S.A. and United States Enrichment Corporation referenced in Article 5 hereof; the SJ-WGM Confidentiality Agreement; and the April 17, 2009 confidentiality agreement between the Parties. The Parties hereby mutually release each other from any claim, liability or obligation under or arising from such terminated Prior Agreements.
ARTICLE 9 — SUSPENSION OF OBLIGATIONS
     (a) If, for any reason, a Party (the “Failing Party”) fails to perform its obligations under Appendix A or B to this Agreement, it shall have ten (10) days after receiving a notice of such failure from the other Party (an “Article 9(a) Notice”) to cure such failure. If the Failing Party has failed to cure such failure by the end of such 10-day period, the other Party may suspend its obligations under such Appendix until the failure to perform is cured. All obligations under other Articles or Appendices to this Agreement shall be unaffected by such suspension.
     (b) A Failing Party shall promptly cure any failure upon receipt of an Article 9(a) Notice, and shall notify the other Party not less frequently than every three (3) Business Days, of (i) its efforts to cure and (ii) the progress of such efforts, including its success in effecting a cure
     (c) If, following the receipt of an Article 9(a) Notice, the Failing Party fails to cure the failure within thirty (30) days after receiving the Article 9(a) Notice, the other Party may suspend its obligations under this Agreement, including Appendices A and B, until the Failing Party has cured the failure.
     (d) A Party suspending its obligations under subsection (a) or subsection (b) of this Article 9 shall give written notice of suspension to the Failing Party.
ARTICLE 10 — ASSIGNMENT AND TRANSFER OF INTEREST
10.1 General.
     (a) Except as provided in this Article 10, this Agreement shall not be assigned by either Party without the prior written consent of the other Party, which consent must be executed by all of the consenting Party’s Constituent Entities that are in existence at the time the consent is given.
     (b) A change in the ownership of a Party by means of the sale of shares or other ownership interests, or a merger of such Party with another entity, shall not be construed as an assignment or otherwise require consent of the other Party.
     10.2 Permitted Assignments.
     (a) A Party’s consent shall not be required for an assignment by the other Party of its right to receive any amounts to which the assigning Party is entitled hereunder, or any further assignment thereof; provided, however, that (i) such assignment is permitted by applicable law and (ii) the assignee receives no greater rights under this Agreement than the assignor.
     (b) A Party’s consent shall not be required for the other Party to assign or pledge this Agreement, and its rights hereunder, as collateral for any form of financing or financing guarantee; provided, however, that such assignment or pledge does not prevent the assigning Party from complying with its obligations under this Agreement.
10.3 Successors. Subject to Sections 10.1 and 10.2, this Agreement shall be binding upon and shall inure to the benefit of the legal representatives, successors and permitted assigns of the Parties hereto.
ARTICLE 11 — CONFIDENTIALITY
11.1 Business Proprietary Information.
     (a) Except as provided in Section 11.1(c), the Parties shall treat this Agreement, including all modifications, and all related communications as “Business Proprietary Information.”
     (b) Except as provided in Section 11.1(c), a Party shall not disclose any part of such Business Proprietary Information to any other person or entity other than officers, directors, or employees of the Constituent Entities of a Party, and accountants, bankers, and legal counsel acting on behalf of such entities (provided such accountants, bankers, and legal counsel have agreed in writing to maintain such Business Proprietary Information in confidence or are otherwise subject to an obligation of confidentiality that will provide at least the level of protection afforded by this Article 11), without the prior written consent of an authorized representative of the other Party (which consent shall not be unreasonably withheld), except as such disclosure may be required:
          (i) by court order, subpoena, or other appropriate governmental authority, or otherwise to comply with the laws of the United States or France;

          (ii) to fulfill obligations under this Agreement (including communications by either Party with (A) courts of the United States if necessary to implement Appendix A; (B) agencies of the U.S. Government if necessary to implement this Agreement; and (C) counsel for the other Party or for any third party as necessary to implement this Agreement) or obligations under a Party’s agreements with financial institutions; or
          (iii) to enforce either Party’s rights hereunder.
In all cases under this Section 11.1(b), the disclosing Party shall take reasonable precautions to protect the confidentiality of the disclosed Business Proprietary Information. Further, if disclosure of Business Proprietary Information is required under item (i) above, the disclosing Party shall promptly notify the other Party of the requirement and shall take such further measures as necessary to minimize or oppose the disclosure, if requested by the other Party.
     (c) Notwithstanding Sections 11.1(a) and 11.1(b), a Party may disclose, without the consent of the other Party, (i) the fact that the Parties have entered into this Agreement and (ii) the text of the Agreement (other than the text of Appendices A, B, and C). With prior Notice to the other Party, a Party may also disclose any Business Proprietary Information that it is not otherwise permitted to disclose under this Section 11.1 if it reasonably concludes, after consultation with legal counsel, that it must disclose such information to comply with the securities laws of the United States.
     (d) Each Party may issue one or more press releases or statements regarding this Agreement, and its appendices, provided (i) any such press release or statement does not disclose any information for which the issuing Party must secure the consent of the other Party under the other provisions of this Section 11.1; (ii) the issuing Party provides an advance copy of such press release or statement to the other Party not later than two (2) Business Days prior to public disclosure of such press release or statement; and (iii) the issuing Party shall reasonably consider, but is not required to accept, changes to such press release or statement suggested by the other Party if such changes are submitted within one (1) Business Day prior to public disclosure of such press release or statement.
11.2 Applicability. The provisions of this Article are applicable to all officers, directors, employees, and agents of each Party and its affiliates. Each Party shall be responsible for ensuring the compliance with the terms hereof by all such officers, directors, employees, and agents.
11.3 Existing Confidentiality Agreements. This Article 11 shall not supersede any confidentiality agreement between the Parties (or any of their Constituent Entities or their counsel) that concerns the subject matter of this Agreement. In the event a term of such existing confidentiality agreement and this Article 11 expressly conflict, this Article 11 shall govern.
ARTICLE 12 — DISPUTE RESOLUTION
12.1 Disputes.
     (a) This Article 12 shall provide the exclusive means of resolving any dispute, claim, controversy or failure to agree arising out of, relating to, or connected with this Agreement or the breach, termination, or validity thereof (a “Dispute”); provided, however, that any Dispute related to any agreement or contract signed pursuant to Article 5 shall be resolved under the dispute resolution provisions of such agreement or contract.

     (b) Either Party may invoke the provisions of this Article by giving written notice thereof to the other Party with a detailed description of the matters involved in the Dispute. The Parties shall attempt to resolve such Dispute through good faith negotiations, including one or more meetings between senior executive representatives of the Parties, during the thirty (30) days following such notice. The thirty (30) day period for negotiation may be shortened or lengthened by mutual agreement. The failure to conduct such negotiations for any reason shall not bar the referral of the Dispute to arbitration pursuant to the remaining provisions of this Article.
12.2 Arbitration Rules. Any Dispute that the Parties have not resolved within the thirty (30) day period in Section 12.1 (or with respect to which either Party elects to forego negotiations under Section 12.1) shall be settled by final and binding arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, including the Optional Rules for Emergency Measures of Protection (collectively, the “Rules”), as modified by this Article 12 and by the United States Arbitration Act, 9 U.S.C. § 1 et seq. (the “Arbitration Act”). Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof in accordance with Section 12.4 below. The place of the arbitration shall be New York, New York. Unless otherwise agreed, there shall be three arbitrators selected in accordance with the Rules. The Parties shall use their reasonable efforts to select arbitrators who have experience in complex commercial matters and international trade matters involving the application of U.S. law.
12.3 Hearings and Award. All hearings shall be held, if possible, within ninety (90) days following the appointment of the arbitrators. In rendering the final award, the arbitrators shall not award any damages prohibited under Article 7 hereof, or make any award that is otherwise inconsistent with the terms and conditions of this Agreement or exceeds the limitations on liability imposed hereunder. Unless the arbitrators determine that extraordinary circumstances require additional time or both Parties jointly request an extension in writing, the arbitrators shall issue the final and binding award, which shall not be subject to appeal, no later than thirty (30) days after completion of the hearings, and judgment on any award may be entered in any court having jurisdiction thereof. Nothing herein shall limit the rights of either Party under the United States Arbitration Act, 9 U.S.C. § 1 et seq.
12.4 Jurisdiction and Venue. To the extent that the Parties are permitted under this Article 12 or the Rules to pursue a judicial remedy (for example, to enforce this agreement to arbitrate), each Party consents and submits to (and waives any objection to) the personal and subject matter jurisdiction of and venue in the federal courts located in New York, New York (or, in case the federal court does not have jurisdiction, the state courts located in New York, New York). Such jurisdiction and venue shall be exclusive except as to an action brought solely for the purpose of enforcing an order of a New York federal or state court obtained pursuant to the preceding sentence, or enforcing an award of the arbitrators. Each Party consents to service of the notice of arbitration, and any other paper in the arbitration or in any proceeding brought pursuant to this Agreement, by registered mail or personal delivery at its address specified in Article 13.
12.5 Confidentiality. The fact that either Party has invoked the provisions of this Article 12, the arbitration proceedings and related communications or disclosures, and the decision of the arbitrators, shall all be considered Business Propriety Information under Article 11, and the Parties shall ensure that the arbitrators agree not to make disclosure of any Business Proprietary Information that would not be permitted to be disclosed by a Party under the terms of Article 11.

12.6 Binding Upon Successors. This agreement to arbitrate and any award made hereunder shall be binding upon the successors and assigns and any trustee or receiver of each Party.
12.7 Effect of Arbitration on Performance. The fact that either Party has invoked the provisions of this Article 12 with respect to a particular Dispute shall not relieve either Party of any obligations it may otherwise have to continue performance in accordance with the provisions of the Agreement.
12.8 Waiver. To the extent either Party has or hereafter may acquire any immunity (including sovereign immunity) from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Party hereby irrevocably waives such immunity in respect of its obligations and liabilities under, or in connection with, this Agreement.
12.9 Costs. Unless otherwise provided in this Agreement, each Party shall pay its own costs of arbitration, including the costs for its legal representation and assistance and costs of any experts or other witnesses utilized by such Party, and shall share equally the common costs for the arbitration, including any fees for the arbitrators or the American Arbitration Association.
ARTICLE 13 — NOTICES AND ADDRESSES
13.1 Notices. Any notice, request, demand, claim or other communication related to this Agreement or any Dispute (each, a “Notice”) given by a Party must be in writing and delivered to the following address and numbers of the other Party by hand, registered mail (return receipt requested), overnight courier, or transmitted by facsimile if a confirming copy is promptly delivered to the other Party by one of the foregoing methods:
Respondents:
EURODIF S.A.
33, rue La Fayette
75009 Paris
France
ATTENTION: Directeur Administrative et Financier
Facsimile No : 011 (331) 3496-1684
Petitioners:
USEC Inc.
6903 Rockledge Drive
Bethesda, Maryland 20817
ATTENTION: Senior Vice President, General Counsel and Secretary
Facsimile No: (301) 564-3206
Notwithstanding the foregoing, any information that according to Appendix B shall only be delivered to counsel for a Party, such as the Confidential Listing of Entries (as defined in Appendix B), shall not be delivered to a Party, but instead shall be delivered by one of the means stipulated in this Article to an address that shall be provided by such Party to the other Party not later than the Effective Date. Either Party may change its address or facsimile number for receiving Notices by giving written notice of such change to the other Party no later than thirty (30) Business Days prior thereto.
13.2 Giving of Notice. All Notices shall be deemed given upon actual receipt thereof.
13.3 Effectiveness of Notice as to Constituent Entities. A Notice given to a Party in accordance with this Article at the applicable address above shall be effective as if given to all of its Constituent Entities even if all of such Constituent Entities do not actually receive such Notice.

ARTICLE 14 — GENERAL
14.1 Governing Law. The validity, performance, and all matters relating to interpretation and effect of this Agreement and any amendment hereto shall be governed by the laws of the State of New York, except to the extent superseded by federal law; provided, however, that, in the event the Parties’ choice of New York law is deemed ineffective by a court or arbitrator, Delaware law shall apply in place of New York law.
14.2 Captions and Headings of No Effect. The captions and headings in this Agreement are inserted for convenience only and shall not affect the interpretation or construction of this Agreement or any provision hereof.
14.3 Invalid or Unenforceable Provisions. If any provision of this Agreement is or becomes invalid or unenforceable, the remainder of this Agreement shall not be affected. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, only as to such jurisdiction, be ineffective only to the extent of the prohibition or unenforceability. The Parties shall cooperate to negotiate mutually acceptable terms to replace any invalid or unenforceable provision.
14.4 No Waiver. The failure of either Party to enforce any of the provisions of this Agreement, or to require at any time strict performance by the other Party of any of the provisions hereof, shall in no way be construed to be a waiver of such provisions, nor in any way to affect the validity of this Agreement or any part hereof, or the right of such Party thereafter to enforce each and every such provision.
14.5 Survival. This Article and the provisions set forth in Articles 7, 8, 11, 12 and 13; and Paragraphs 6, 7, and 8 of Appendix B, shall survive expiration of this Agreement

14.6 Amendment. No modification or amendment of this Agreement shall be effective unless it is in writing and signed by both Parties (including each Party’s Constituent Entities that are in existence at the time of such modification or amendment).
14.7 Third Party Beneficiaries. Except where the Agreement specifically states otherwise, nothing in this Agreement shall be interpreted as creating any right of enforcement of any provision herein by any person or entity that is not a Party to this Agreement.
14.8 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic mail shall be as effective as delivery of a manually executed counterpart hereof.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed by their duly authorized officers as of the Effective Date.

THE PETITIONERS:
USEC INC.		UNITED STATES ENRICHMENT CORPORATION

By:	/s/ Peter B. Saba	By:	/s/ Peter B. Saba

Name:	Peter B. Saba	Name:	Peter B. Saba
Title:	SVP, General Counsel and Secretary	Title:	General Counsel and Secretary

THE RESPONDENTS:

EURODIF S.A.		AREVA NC

By:	/s/ Francois-Xavier Rouxel	By:	/s/ Michael A. McMurphy

Name:	Francois-Xavier Rouxel	Name:	Michael A. McMurphy
Title:	President du Directoire	Title:	Senior EVP, Mining Chemistry Enrichment Sector

AREVA NC Inc.

By: Name:	/s/ Jacques Besnainou Jacques Besnainou
Title:	President and CEO

APPENDIX A — TERMINATION OF APPEALS AND PROCEEDINGS

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APPENDIX B — ALLOCATION OF BYRD DISBURSEMENTS
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APPENDIX C — PURCHASE COMMITMENT

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